                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

For Release October 30, 2002
Contact:  Ron Ford, Chairman
             (989) 657-1478
Website:  www.northcountrybank.com


                  NORTH COUNTRY FINANCIAL CORPORATION ANNOUNCES
                             THIRD QUARTER EARNINGS

(Traverse City, Michigan) - North Country Financial Corporation (Nasdaq: NCFC), the holding company for North Country Bank and Trust, has reported a loss of $7.0 million, or $.99 per share for the quarter ended September 30, 2002, and a year-to-date loss of $7.1 million, or $1.01 per share.

For the third quarter of 2001, net income was $1.9 million, or $.27 per share, and for the nine-months ended September 30, 2001, net income was $5.1 million, or $.73 per share.

The loss recognized for the quarter ended September 30, 2002, can be attributed to a $10.7 million provision for loan losses during the quarter. This compares to a provision for loan losses of $825,000 during the comparable period in 2001. As a result of the year-to-date loss, the Company's Board of Directors decided not to declare a dividend for the third quarter.

"The prolonged uncertainty in the economy continues to put pressure on our customers in all industries. We have previously recognized the significant negative impact the economy had on our customers in the tourism and hospitality industries, and have seen that continue in the third quarter. As a result of the general slowdown in the Michigan manufacturing sector, we have now recognized

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more weakness in other industries, as well as with our consumer customers, which resulted in the increase in recognized losses and the allowance for loan losses in the third quarter," said Ronald Ford, Chairman. "Management is committed to actively managing existing problem loans, as well as implementing tighter controls and stricter underwriting guidelines on all extensions of credit."

As of September 30, 2002, North Country Financial Corporation had total assets of $608.8 million, a 4.4% decline from the total assets at December 31, 2001, of $636.6 million. Cash and cash equivalents decreased by $10.9 million and gross loans decreased $40.5 million. A portion of the decrease in these assets was used to fund purchases of additional investment securities, which increased $23.4 million. To improve overall asset quality, management has continued a strategy of reducing certain segments of the loan portfolio while increasing the investment portfolio.

Headquartered in Traverse City, North Country Financial Corporation is a diversified financial services company providing a full range of commercial, consumer, and mortgage banking services to a client base throughout northern Michigan. North Country Bank and Trust, its primary subsidiary, currently has 27 offices conveniently located throughout Michigan's Upper Peninsula and northern Lower Michigan.


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                       NORTH COUNTRY FINANCIAL CORPORATION
                           Consolidated Balance Sheets
                                    Unaudited

                                                                     September 30,    December 31,
      (In thousands)                                                     2002             2001
---------------------------------------------------------------------------------------------------
      ASSETS
       Cash and due from banks                                       $      22,352   $      25,163
       Federal funds sold                                                    3,509          11,584
                                                                     -------------   -------------
         Total cash and cash equivalents                                    25,861          36,747

       Interest-bearing deposits in other financial institutions                 0             634

       Securities available for sale                                        85,331          61,885

       Federal Home Loan Bank stock                                          4,375           4,375

       Loans                                                               463,899         504,412
       Allowance for loan losses                                           (15,672)        (10,444)
                                                                     --------------  -------------
         Net loans                                                         448,227         493,968

       Premises and equipment                                               17,755          18,637
       Other assets                                                         27,279          20,383
                                                                     -------------   -------------

      TOTAL ASSETS                                                   $     608,828   $     636,629
                                                                     =============   =============

      LIABILITIES AND SHAREHOLDERS' EQUITY
       Deposits
         Noninterest-bearing deposits                                $      47,631   $      46,342
         Interest-bearing deposits                                         415,686         436,182
                                                                     -------------   -------------
         Total deposits                                                    463,317         482,524

       Borrowings                                                           88,236          88,549
       Other liabilities                                                     4,942           5,217
                                                                     -------------   -------------

       LIABILITIES                                                         556,495         576,290
                                                                     -------------   -------------

       Guaranteed preferred beneficial interests in the
         Corporation's subordinated debentures                              12,450          12,450
                                                                     -------------   -------------

       SHAREHOLDERS' EQUITY
         Preferred stock - no par value, 500,000 shares
          authorized, no shares outstanding
         Common stock - no par value, 18,000,000 shares
          authorized; 7,019,152, issued and outstanding                     16,175          16,175
         Retained earnings                                                  22,738          31,554
         Accumulated other comprehensive income                                970             160
                                                                     -------------   -------------

         TOTAL SHAREHOLDERS' EQUITY                                         39,883          47,889
                                                                     -------------   -------------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $     608,828   $     636,629
                                                                     =============   =============


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                       NORTH COUNTRY FINANCIAL CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                    Unaudited

                                                 Three months ended                  Nine months ended
                                                    September 30,                      September 30,
(In thousands, except per share information)   2002             2001              2002             2001
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Interest and fees on loans:
     Taxable                              $       7,130     $      10,402    $      23,199     $      32,556
     Tax-exempt                                     561               862            1,735             2,759
   Interest on securities:
     Taxable                                        852             1,310            2,781             3,814
     Tax-exempt                                      68                60              200               248
   Other interest income                             66               163              144               460
                                          -------------     -------------    -------------     -------------
Total interest income                             8,677            12,797           28,059            39,837
                                          -------------     -------------    -------------     -------------

INTEREST EXPENSE:
   Deposits                                       3,105             5,132            9,526            17,293
   Borrowings                                     1,283             1,235            3,831             3,580
   Subordinated debentures                          138               199              414               680
                                          -------------     -------------    -------------     -------------
Total interest expense                            4,526             6,566           13,771            21,553
                                          -------------     -------------    -------------     -------------

NET INTEREST INCOME                               4,151             6,231           14,288            18,284
Provision for loan losses                        10,691               825           14,741             1,900
                                          -------------     -------------    -------------     -------------
NET INTEREST INCOME (LOSS) AFTER
  PROVISION FOR LOAN LOSSES                      (6,540)            5,406             (453)           16,384
                                          --------------    -------------    --------------    -------------

OTHER INCOME:
   Service fees                                     526               456            1,395             1,389
   Gain on sale of securities                       247                 0              669               513
   Net gain on sale of branches                       0               501                0               501
   Other loan and lease income                      238             1,283              878             5,313
   Other                                            137               361              964               497
                                          -------------     -------------    -------------     -------------
Total other income                                1,148             2,601            3,906             8,213
                                          -------------     -------------    -------------     -------------

OTHER EXPENSES:
   Salaries, commissions, and related
     benefits                                     1,796             2,588            5,678             9,616
   Occupancy and equipment                          770               804            2,311             2,501
   Other                                          3,047             2,467            7,388             6,679
                                          -------------     -------------    -------------     -------------
Total other expense                               5,613             5,859           15,377            18,796
                                          -------------     -------------    -------------     -------------

INCOME (LOSS) BEFORE INCOME TAX                 (11,005)            2,148          (11,924)            5,801
Provision (credit) for income tax                (4,048)              261           (4,863)              700
                                          --------------    -------------    --------------    -------------
NET INCOME (LOSS)                         $      (6,957)    $       1,887    $      (7,061)    $       5,101
                                          ==============    =============    ==============    =============

EARNINGS (LOSS) PER SHARE:
   BASIC                                  $       (0.99)    $        0.27    $       (1.01)    $        0.73
                                          ==============    =============    ==============    =============
   DILUTED                                $       (0.99)    $        0.27    $       (1.01)    $        0.73
                                          ==============    =============    ==============    =============

DIVIDENDS DECLARED PER COMMON SHARE       $        0.00     $        0.10    $        0.25     $        0.30
                                          =============     =============    =============     =============